UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	May 7, 2015

First Bancorp

(Exact Name of Registrant as Specified in its Charter)

North Carolina	0-15572	56-1421916
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

300 SW Broad Street, Southern Pines, NC	28387
(Address of Principal Executive Offices)	(Zip Code)

(910) 246-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

First Bancorp
INDEX

Page

Item 5.07 – Submission of Matters to a Vote of Security Holders	3

Signatures	4

Item 5.07 – Submission of Matters to a Vote of Security Holders

On May 7, 2015, First Bancorp held its annual meeting of shareholders. At the meeting, the Company’s shareholders: (i) elected each of the nine persons listed below under Proposal 1 to serve as a director of the Company until the 2016 annual meeting; (ii) ratified the appointment of Elliott Davis Decosimo, PLLC as the independent auditors of the Company for 2015; and (iii) approved, on a non-binding advisory basis, the Company’s named executive officer compensation (“Say on Pay”).

The following table describes the results of the voting at the annual meeting.

Proposal or Name of Nominee	Shares Voted “For”	Shares Voted “Against”	Shares Withheld	Shares Abstained	Broker Non- Votes
Proposal 1: To elect nine nominees to the Board of Directors to serve until the 2016 annual meeting of shareholders, or until their successors are elected and qualified
Daniel T. Blue, Jr.	12,511,271	—	48,215	—	2,837,835
Mary Clara Capel	12,480,062	—	79,424	—	2,837,835
James C. Crawford, III	12,515,458	—	44,028	—	2,837,835
Richard H. Moore	12,507,424	—	52,062	—	2,837,835
Thomas F. Phillips	12,471,508	—	87,978	—	2,837,835
O. Temple Sloan, III	12,370,321	—	189,165	—	2,837,835
Frederick L. Taylor II	12,460,312	—	99,174	—	2,837,835
Virginia C. Thomasson	12,496,518	—	62,968	—	2,837,835
Dennis A. Wicker	12,494,509	—	64,977	—	2,837,835

Proposal 2: To ratify the appointment of Elliott Davis Decosimo, PLLC as the independent auditors of the Company for 2015.	15,258,499	114,999	—	23,823	—

Proposal 3: To approve, on a non-binding advisory basis, the Company’s named executive officer compensation (“Say on Pay”).	12,294,141	196,232	—	69,113	2,837,835

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Bancorp

May 11, 2015	By:	/s/ Richard H. Moore
Richard H. Moore
President and Chief Executive Officer

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